Exhibit 3.136

ARTICLES OF INCORPORATION

OF

FLAMINGO HILTON – LAUGHLIN, INC.

The undersigned natural persons acting as incorporators of a corporation (the “Corporation”) under the provisions of Chapter 78 of the Nevada Revised Statutes, adopt the following Articles of Incorporation.

ARTICLE 1

NAME

The name of the Corporation is Flamingo Hilton – Laughlin, Inc.

ARTICLE 2

PERIOD OF DURATION

The period of duration of the Corporation is perpetual.

ARTICLE 3

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful activity.

ARTICLE 4

AUTHORIZED SHARES AND ASSESSMENT OF SHARES

Section 4.01 Authorized Shares. The aggregate number of shares that the Corporation shall have the authority to issue is 25,000 shares of Capital Stock with a par value of $1.00 per share.

Section 4.02 Assessment of Shares. The Capital Stock of the Corporation, after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no Capital Stock issued as fully paid up shall ever be assessable or assessed.

Section 4.03 Denial of Preemptive Rights. No shareholder of the Corporation shall have any preemptive or other right, by reason of his status as a shareholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the Capital Stock of the Corporation. This denial of preemptive rights shall, and is intended to, negate any rights which would otherwise be given to shareholders pursuant to NRS 78.265 or any successor statute.

ARTICLE 5

PRINCIPAL OFFICE AND INITIAL RESIDENT AGENT

Section 5.01 Principal Office. The address of the principal office of the Corporation is 502 East John Street, Carson City, Nevada 89701.

Section 5.02 Initial Resident Agent. The name of the initial resident agent of the Corporation, a corporate resident of the State of Nevada, whose business address is at the above address, is UNITED STATES CORPORATION COMPANY.

ARTICLE 6

DATA RESPECTING DIRECTORS

Section 6.01 Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.

Section 6.02 Initial Board of Directors. The initial Board of Directors shall consist of three (3) members, who need not be residents of the State of Nevada or shareholders of the Corporation.

Section 6.03 Names and Addresses. The names and post office addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

Name	Post Office Address
Barron Hilton	3555 S. Las Vegas Boulevard
Las Vegas, Nevada 89109

John V. Giovenco	3555 S. Las Vegas Boulevard
Las Vegas, Nevada 89109

William C. Lebo, Jr.	3555 S. Las Vegas Boulevard
Las Vegas, Nevada 89109

Section 6.04 Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.

ARTICLE 7

LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article SEVEN shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

ARTICLE 8

DATA RESPECTING INCORPORATORS

The names and post office addresses of the incorporators of the Corporation are as follows:

Name	Post Office Address
Susan Russo	300 S. Fourth St., Ste. 1700
Las Vegas, Nevada 89101

Robin Boutwell	300 S. Fourth St., Ste. 1700
Las Vegas, Nevada 89101

Renee Blango	300 S. Fourth St., Ste. 1700
Las Vegas, Nevada 89101

EXECUTED this 12th day of August, 1988.

/s/ Susan Russo
SUSAN RUSSO

/s/ Robin Boutwell
ROBIN BOUTWELL

/s/ Renee Blango
RENEE BLANGO

[STAMP]	[STAMP]

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

FLAMINGO HILTON-LAUGHLIN, INC.

The undersigned, being the President and Secretary of Flamingo Hilton-Laughlin, Inc., a Nevada corporation, do hereby certify as follows:

1.	That on September 20, 1988, the Directors of the corporation, by unanimous consent, adopted and consented to the adoption of resolutions setting forth a proposed amendment to the Articles of Incorporation of the corporation, as ILLEGIBLE forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposed amendment.

2.	Said resolution called for amending Articles 3 and 4 of said Articles of Incorporation to read as follows:

ARTICLE 3

PURPOSE

The purposes for which the Corporation is organized are to conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America and to engage in any other lawful activity.

ARTICLE 4

AUTHORIZED SHARES AND ASSESSMENT

OF SHARES

Section 4.01. Authorized Shares, The aggregate number of shares that the Corporation shall have authority to issue is 25,000 shares of Capital Stock with a par value of $1.00 per share.

Section 4.02. Assessment of Shares. The Capital Stock of the Corporation, after the amount of the subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no Capital Stock issued as fully paid up shall ever be assessable or assessed.

Section 4.03. Denial of Preemptive Rights. No shareholder of the Corporation shall have any preemptive or other right, by reason of his status as a shareholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the Capital Stock of the Corporation. This denial of preemptive rights shall, and is intended to, negate any rights which would otherwise be given to shareholders pursuant to NRS 78.265 or any successor statute.

Section 4.04. Restrictions on Shares. The Corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No stock or securities issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

2

If the Commission at any time determines that a holder of stock or other securities of this Corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the securities.

3.	That on September 20, 1988, the shareholders of the corporation, unanimously adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

4.	That the Articles of Incorporation of Flemingo Hilton-Laughlin, Inc. are hereby amended as set forth above and the undersigned makes this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.

DATED: October 12, 1988.

/s/ John V. Giovenco
John V. Giovenco, President

/s/ William C. Lebo, Jr.,
William C. Lebo, Jr., Secretary

ILLEGIBLE

By:	ILLEGIBLE
Date	ILLEGIBLE

3

DEAN HELLER Secretary of State 101 North Carson Street, Suite 3 Carson City, Nevada 89701-4786 (775) 884 5708	Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	STAMP

Important: Read attached instructions before completing

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

- Remit in Duplicate -

1. Name of corporation: FLAMINGO HILTON-LAUGHLIN, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1

NAME

The same of the Corporation is FLAMINGO-LAUGHLIN, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%

4. Signatures (Required)

ILLEGIBLE		ILLEGIBLE
President or Vice President	and	Secretary or Asst. Secretary

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.